As filed with the Securities and Exchange Commission on January 12, 2012

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDGEWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0996152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15333 Avenue of Science San Diego, California (858) 676-2277	92128
(Address of principal executive offices)	(Zip Code)

 St. Bernard Software, Inc. 2006 Employee Stock Purchase Plan
(Full title of the plan)

Louis Ryan
15333 Avenue of Science
San Diego, California
(Name and address of agent for service)

(858) 676-2277
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock ($0.01 par value per share) issuable pursuant to the St. Bernard Software, Inc. 2006 Employee Stock Purchase Plan	268,716	$0.20	(2)	$53,743	(2)	$6.16
(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $0.20, the average of the high and low sales prices of Registrant’s Common Stock on January 10, 2012, as reported on the OTC Bulletin Board.

 EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional securities of the same class as other securities for which an effective Registration Statement on Form S-8, relating to the St. Bernard Software, Inc. 2006 Employee Stock Purchase Plan (the “Plan”), has been filed. The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 20, 2007 (No. 333-140787) and the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 22, 2011 are incorporated herein by reference and made a part hereof. The Registrant is filing this Registration Statement to register an additional 268,716 shares of Common Stock authorized for issuance pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to each participant in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). We will furnish without charge to each participant to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Part II, Item 3 of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Edgewave, Inc., 15333 Avenue of Science, San Diego, California, Attention: Louis Ryan telephone: (858) 676-2277.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 18, 2011;

(2)	The Registrant’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 16, 2011, August 15, 2011 and November 10, 2011;

(3)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 13, 2011, March 3, 2011, March 30, 2011, April 29, 2011, May 17, 2011, May 18, 2011, June 21, 2011, July 7, 2011, August 18, 2011, September 9, 2011, September 30, 2011, November 16, 2011 and December 9, 2011; and

(4)
The description of the Common Stock included in the section entitled “Description of Securities” in the Registration Statement on Form S-1 (No. 333-114861), as amended, initially filed with the Commission on April 26, 2004.

All reports and other documents we subsequently file after the date of this registration statement under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this registration statement from the date of filing such documents.

For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Notwithstanding the above, information that is “furnished to” the Securities and Exchange Commission shall not be deemed “filed with” the Securities and Exchange Commission and shall not be deemed incorporated by reference into this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interest of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Under Delaware law, a corporation may generally indemnify directors, officers, employees and agents in connection with any proceeding (other than an action by or in the right of the corporation) for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and with respect to any criminal proceeding, if they had no reasonable cause to believe that their conduct was unlawful. In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

The Company’s bylaws provide that the Company shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was servicing at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Company’s bylaws further provide that any indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by stockholders.

The Company’s bylaws further provide that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Company’s bylaws.

The Company’s bylaws and certificate of incorporation provide that no director or officer of the Company shall be personally liable to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director or officer. However, liability of an officer or director shall not be limited (i) for any breach of the director’s or the officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (iv) for any transaction from which the director or officer derived an improper personal benefit.  The Company’s certificate of incorporation further provides that the Company, to the fullest extent permitted by Section 145 of the DGCL, shall indemnify all persons whom it may indemnify pursuant thereto.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

The following documents are filed as a part of this Registration Statement.

Exhibit	Description of Exhibit

4.1
Specimen Unit Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.2
Specimen Common Stock Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.2 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.3
Specimen Warrant Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.3 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.4
Unit Purchase Option No. UPO-2 dated July 30, 2004, granted to Newbridge Securities Corporation (incorporated herein by reference to Exhibit 4.4.1 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.5
Unit Purchase Option No. UPO-3 dated July 30, 2004, granted to James E. Hosch (incorporated herein by reference to Exhibit 4.4.2 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.6
Unit Purchase Option No. UPO-4 dated July 30, 2004, granted to Maxim Group, LLC (incorporated herein by reference to Exhibit 4.4.3 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.7
Unit Purchase Option No. UPO-5 dated July 30, 2004, granted to Broadband Capital Management, LLC (incorporated herein by reference to Exhibit 4.4.4 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.8
Unit Purchase Option No. UPO-6 dated July 30, 2004, granted to I-Bankers Securities Incorporated (incorporated herein by reference to Exhibit 4.4.5 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.9
Warrant issued by St. Bernard Software, Inc. on May 16, 2007 to Silicon Valley Bank (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2007).

4.10
Warrant issued by St. Bernard Software, Inc. on January 25, 2008 to Agility Capital, LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2008).

4.11
Warrant issued by St. Bernard Software, Inc. on January 25, 2008 to Silicon Valley Bank (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2008).

4.12
Warrant issued by St. Bernard Software, Inc. on July 21, 2008 to Partners for Growth II, L.P. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2008).

4.13
Warrant Purchase Agreement between St. Bernard Software, Inc. and Partners for Growth II, L.P. dated July 21, 2008 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2008).

4.14
Warrant Purchase Agreement among Humphrey P. Polanen and Newbridge Securities Corporation and I-Bankers Securities Incorporated (incorporated herein by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on April 26, 2004.)

4.15
AgaveOne, Inc. (dba Singlefin) 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 28, 2006).

4.16
St. Bernard Software, Inc. 2006 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006).

4.17
Warrant Purchase Agreement between St. Bernard Software, Inc. and RWI Ventures II, L.P. dated July 28, 2010 (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2010)

4.18
Convertible Note Agreement between St. Bernard Software, Inc. and certain Noteholders dated July 28, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2010)

4.19
St. Bernard Software, Inc. Amended and Restated 2005 Stock Option Plan (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2008).

4.20
St. Bernard Software, Inc. 2005 Stock Option Plan for the registration of additional securities (incorporated herein by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 7, 2010).

4.21
St. Bernard Software, Inc. 2010 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 23, 2010)

4.22
Convertible Note Agreement between Edgewave, Inc. and certain Noteholders dated December 5, 2011 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2011)

*5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

*23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 to this Registration Statement).

*23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

*24.1	Power of Attorney (included with signature page of this Registration Statement).

*	Filed herewith

Item 9.	Undertakings

(a)    The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 11, 2012.

EDGEWAVE, INC.

By:	/s/ Louis Ryan
Name:	Louis Ryan
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis Ryan his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this registration statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Louis Ryan	Director,	January 11, 2012
Louis Ryan	Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

/s/ Thalia Gietzen	VP of Finance	January 11, 2012
Thalia Gietzen	(Principal Financial and
Accounting Officer)

/s/ Humphrey P. Polanen	Director	January 11, 2012
Humphrey P. Polanen

/s/ Bart A.M. van Hedel	Director	January 12, 2012
Bart A.M. van Hedel

/s/ William R. Baumel	Director	January 12, 2012
William R. Baumel

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

4.1
Specimen Unit Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.2
Specimen Common Stock Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.2 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.3
Specimen Warrant Certificate of St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (incorporated herein by reference to Exhibit 4.3 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on June 23, 2004).

4.4
Unit Purchase Option No. UPO-2 dated July 30, 2004, granted to Newbridge Securities Corporation (incorporated herein by reference to Exhibit 4.4.1 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.5
Unit Purchase Option No. UPO-3 dated July 30, 2004, granted to James E. Hosch (incorporated herein by reference to Exhibit 4.4.2 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.6
Unit Purchase Option No. UPO-4 dated July 30, 2004, granted to Maxim Group, LLC (incorporated herein by reference to Exhibit 4.4.3 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.7
Unit Purchase Option No. UPO-5 dated July 30, 2004, granted to Broadband Capital Management, LLC (incorporated herein by reference to Exhibit 4.4.4 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.8
Unit Purchase Option No. UPO-6 dated July 30, 2004, granted to I-Bankers Securities Incorporated (incorporated herein by reference to Exhibit 4.4.5 to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005).

4.9
Warrant issued by St. Bernard Software, Inc. on May 16, 2007 to Silicon Valley Bank (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2007).

4.10
Warrant issued by St. Bernard Software, Inc. on January 25, 2008 to Agility Capital, LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2008).

4.11
Warrant issued by St. Bernard Software, Inc. on January 25, 2008 to Silicon Valley Bank (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2008).

4.12
Warrant issued by St. Bernard Software, Inc. on July 21, 2008 to Partners for Growth II, L.P. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2008).

4.13
Warrant Purchase Agreement between St. Bernard Software, Inc. and Partners for Growth II, L.P. dated July 21, 2008 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2008).

4.14
Warrant Purchase Agreement among Humphrey P. Polanen and Newbridge Securities Corporation and I-Bankers Securities Incorporated (incorporated herein by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-114861) filed with the Securities and Exchange Commission on April 26, 2004.)

4.15
AgaveOne, Inc. (dba Singlefin) 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 28, 2006).

4.16
St. Bernard Software, Inc. 2006 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006).

4.17
Warrant Purchase Agreement between St. Bernard Software, Inc. and RWI Ventures II, L.P. dated July 28, 2010 (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2010)

4.18
Convertible Note Agreement between St. Bernard Software, Inc. and certain Noteholders dated July 28, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2010)

4.19
St. Bernard Software, Inc. Amended and Restated 2005 Stock Option Plan (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2008).

4.20
St. Bernard Software, Inc. 2005 Stock Option Plan for the registration of additional securities (incorporated herein by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 7, 2010).

4.21
St. Bernard Software, Inc. 2010 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 23, 2010)

4.22
Convertible Note Agreement between Edgewave, Inc. and certain Noteholders dated December 5, 2011 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2011)

*5.1	Opinion of law firm

*23.1	Consent of law firm (included in Exhibit 5.1 to this Registration Statement).

*23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

*24.1	Power of Attorney (included with signature page of this Registration Statement).

*	Filed herewith